UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2012 (June 29, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On July 2, 2012, Chesapeake Energy Corporation (the “Company”) issued a press release announcing the completion of the CHKM Transaction (as defined below).  A copy of this press release is attached as Exhibit 99.1 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

On June 29, 2012, the Company completed  the sale of its interests in Chesapeake Midstream Partners, L.P. (“CHKM”) to funds managed by Global Infrastructure Management, LLC (the “CHKM Transaction”).  The sale closed in two separate transactions and resulted in aggregate proceeds of $2.0 billion in cash.  The interests sold by the Company in the CHKM Transaction consisted of 33,704,666 common units representing limited partner interests in CHKM, 34,538,061 subordinated units representing limited partner interests in CHKM and the Company’s 50% interest in Chesapeake Midstream Ventures, L.L.C., the sole member of Chesapeake Midstream GP, L.L.C., the general partner of CHKM (the “General Partner).  In connection with the CHKM Transaction, the Company has agreed (i) to continue to provide certain general and administrative services to the General Partner and CHKM until December 31, 2013 and (ii) to the continued secondment to the General Partner, pending permanent transfer to the General Partner, of certain personnel that perform services for the General Partner and CHKM until December 31, 2012, which date may be extended to March 31, 2013 by the General Partner, in each case on terms generally consistent with the terms upon which such services and personnel were provided to the General Partner and CHKM prior to the CHKM Transaction.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See “Exhibit Index” attached to this Current Report, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           July 6, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

99.1
Chesapeake Energy Corporation press release dated July 2, 2012 – Chesapeake Energy Corporation Announces Closing of Sale of its Interests in Chesapeake Midstream Partners, L.P. to Global Infrastructure Partners